UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2009

Hill-Rom Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Hill-Rom Holdings, Inc. (the "Company") announced on January 14, 2009 revenue for the first fiscal quarter of $350 million, an increase of 2.6 percent versus the first quarter of fiscal 2008. This announcement is more fully described in the press release filed as Exhibit 99 to this Current Report on Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 13, 2009, the Board of Directors of the Company approved a management-recommended plan to aggressively manage the Company’s cost structure through consolidation of operations, a voluntary early retirement program and organizational restructuring. The plan will impact as many as 450 employees of the Company. However, as a result of restructuring, consolidations and the need to relocate certain positions, the net reduction in positions is expected to be approximately 300 positions or 6 percent of the Company’s U.S.-based workforce. The plan responds to a material reduction in capital spending by U.S. hospitals that began during the last half of the Company’s first fiscal quarter and continues efforts to reduce the Company’s cost structure. Affected employees are being offered enhanced severance packages, including ongoing health care benefits and outplacement services.

As a result of this plan, the Company estimates incurring total pre-tax charges in the range of $7 to $10 million in the second and third quarters of fiscal 2009 related to severance and early retirement benefits. This estimate excludes additional charges that may result from this plan including impairment of assets, lease terminations and possible pension and health care costs. The plan is expected to result in approximately $12 to $14 million in annual savings, about half of which is related to volume declines. The Company anticipates that the implementation of the plan will be substantially completed before the end of fiscal 2009, and that a majority of the charges will result in cash expenditures that will be substantially completed over the next two years.

The Company issued a press release on January 14, 2009 announcing approval of the plan, a copy of which is filed as Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99 Press release dated January 14, 2009 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill-Rom Holdings, Inc.

January 16, 2009	By:	/S/ Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hill-Rom Holdings, Inc.

January 16, 2009	By:	/S/ Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99	Press release dated January 14, 2009 issued by the Company.